Exhibit 99.4

REVOCABLE PROXY

SI FINANCIAL GROUP, INC.

SPECIAL MEETING OF STOCKHOLDERS

                    ,

            :              a.m., Local Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints the official proxy committee of SI Financial Group, Inc., consisting of                          and                         , or any of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of SI Financial Group, Inc. which the undersigned is entitled to vote only at the Special Meeting of Stockholders to be held on             ,              at             :             a.m., local time, at                                         ,                             , Connecticut and at any adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:

1.	The approval of the Plan of Conversion and Reorganization.

FOR	AGAINST	ABSTAIN
☐	☐	☐

2.	The following informational proposals:

2a.	Approval of a provision in new SI Financial Group’s articles of incorporation requiring a super-majority vote to approve certain amendments to new SI Financial Group’s articles of incorporation

FOR	AGAINST	ABSTAIN
☐	☐	☐

2b.	Approval of provisions in new SI Financial Group’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of new SI Financial Group’s outstanding voting stock.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	The approval of the contribution of $500,000 in cash to SI Financial Group Foundation, Inc.

FOR	AGAINST	ABSTAIN
☐	☐	☐

4.	The approval of the adjournment of the special meeting, if necessary, to solicit additional proxies.

FOR	AGAINST	ABSTAIN
☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted “FOR” each of the proposals listed. If any other business is presented at the Special Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their judgment. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting. This proxy also confers discretionary authority on the Proxy Committee of the Board of Directors to vote with respect to matters incident to the conduct of the meeting.

Dated:
SIGNATURE OF STOCKHOLDER

SIGNATURE OF CO-HOLDER (IF ANY)

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.